EXIDE ELECTRONICS GROUP, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)

EXHIBIT 11

PRIMARY
                                                                 Year Ended
                                                                September 30,
                                                         ---------------------------
                                                          1995       1994       1993
                                                          ----       ----       ----
Income before the cumulative effect
   of accounting change                                $ 7,385    $ 9,175    $ 9,832
Preferred stock dividends                                  592        790      1,071
                                                           ---        ---        ---
Income applicable to common shareholders before
   the cumulative effect of accounting change          $ 6,793    $ 8,385    $ 8,761
                                                       -------    -------    -------
Cumulative effect of accounting change                       -          -      1,000
                                                           ---        ---      -----
Net income applicable to common shareholders           $ 6,793    $ 8,385    $ 9,761
                                                       =======    =======    =======

Income per share before the cumulative
   effect of accounting change                         $  0.84    $  1.07    $  1.21
                                                       -------    -------    -------
Per share cumulative effect of accounting change             -          -       0.13
                                                           ---        ---      -----
Net income per common and equivalent share             $  0.84    $  1.07    $  1.34
                                                       =======    =======    =======
Primary Share Base:

Weighted average number of common shares
   outstanding                                           7,903      7,649      7,120
Weighted average number of common
   stock equivalents                                       151        165        150
                                                           ---        ---        ---
Weighted average number of common and
   equivalent shares outstanding                         8,054      7,814      7,270
                                                         =====      =====      =====
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
FULLY DILUTED (1)
                                                                  Year Ended
                                                                 September 30,
                                                        ----------------------------
                                                         1995        1994       1993
                                                         ----        ----       ----
Income applicable to common shareholders before
   the cumulative effect of accounting change          $ 7,385    $ 9,175    $ 9,832
Add interest on convertible notes, net of taxes            785        856        770
                                                           ---        ---        ---
Income applicable to common shareholders before
   the cumulative effect of accounting change          $ 8,170    $10,031    $10,602
                                                       -------    -------    -------
Cumulative effect of accounting change                 $     -    $     -    $ 1,000
                                                           ---        ---    -------
Net income applicable to common shareholders           $ 8,170    $10,031    $11,602
                                                       =======    =======    =======

Income per share before the cumulative
   effect of accounting change                         $  0.84    $  1.05    $  1.11
                                                       -------    -------    -------
Per share cumulative effect of accounting change             -          -       0.11
                                                           ---        ---      -----
Net income per common and equivalent share             $  0.84    $  1.05    $  1.22
                                                       =======    =======    =======
Fully Diluted Share Base:

Number of common shares outstanding,
   end of period                                         8,375      7,701      7,611
Assumed conversion of preferred stock and
   convertible notes                                     1,147      1,742      1,742
Weighted average number of common
   stock equivalents                                       151        155        168
                                                           ---        ---        ---
Weighted average number of common and
   equivalent shares outstanding                         9,673      9,598      9,521
                                                         =====      =====      =====

(1)  This calculation is submitted in accordance with Regulation S-K item 601 (b)(11), although it is contrary to APB Opinion No. 15 because it includes the conversion of all convertible securities, even though the conversion of certain of these securities produces an anti-dilutive effect on fully diluted earnings per share.

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